EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	Lucas Sullivan Director Financial Planning & Analysis (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2025 RESULTS

Record Third Quarter Revenues of $4.30 billion, 16.4% Increase Year-over-Year
Record Third Quarter Diluted EPS of $6.57, 13.3% Increase Year-over-Year
Record Remaining Performance Obligations of $12.61 billion, nearly 29% Increase Year-over-Year
Narrows 2025 Revenue Guidance Range to $16.7 billion - $16.8 billion from $16.4 billion - $16.9 billion
Narrows Non-GAAP 2025 Diluted EPS Guidance Range to $25.00 - $25.75 from $24.50 - $25.75

NORWALK, CONNECTICUT, October 30, 2025 - EMCOR Group, Inc. (NYSE: EME) today reported results for the quarter ended September 30, 2025.

Third Quarter 2025 Results of Operations

Revenues for the third quarter of 2025 totaled $4.30 billion, an increase of 16.4%, compared to $3.70 billion for the third quarter of 2024. Net income for the third quarter of 2025 was $295.4 million, or $6.57 per diluted share, compared to net income of $270.3 million, or $5.80 per diluted share, for the third quarter of 2024.

Operating income for the third quarter of 2025 was $405.7 million, or 9.4% of revenues, compared to operating income of $363.5 million, or 9.8% of revenues, for the third quarter of 2024. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $47.8 million and $34.5 million for the third quarter of 2025 and 2024, respectively.

Selling, general and administrative expenses for the third quarter of 2025 totaled $429.6 million, or 10.0% of revenues, compared to $371.2 million, or 10.0% of revenues, for the third quarter of 2024.

The Company's income tax rate for the third quarter of 2025 was 27.5%, compared to 27.4% for the third quarter of 2024.
 – MORE –

EMCOR Reports Third Quarter 2025 Results	Page 2

Remaining performance obligations (“RPOs”) as of September 30, 2025, were a record $12.61 billion, compared to $9.79 billion as of September 30, 2024, an increase of $2.82 billion year-over-year. The Company experienced increases in the majority of the sectors in which it operates, with the most significant growth coming from Network and Communications, Water and Wastewater, Institutional, and Manufacturing and Industrial. These increases were partially offset by a reduction in RPOs within the High-Tech Manufacturing sector, as the Company completed certain semiconductor manufacturing construction projects.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, commented, “We had an outstanding third quarter, with revenue growth of 16.4% and an exceptional 9.4% operating margin. Our results were driven by strong execution within the diverse sectors we serve as we continue to perform on complex and challenging projects. Our Remaining Performance Obligations are again at an all-time high as we continue to win and earn new business across multiple sectors, geographies, and trades. Our pipeline remains strong, reflecting the demand for our services and supporting our positive outlook for the rest of the year."

First Nine Months 2025 Results of Operations

Revenues for the first nine months of 2025 totaled $12.47 billion, an increase of 15.5%, compared to $10.80 billion for the first nine months of 2024. Net income for the first nine months of 2025 was $838.2 million, or $18.53 per diluted share, compared to net income of $715.0 million, or $15.21 per diluted share, for the first nine months of 2024. Net income for the first nine months of 2025 included $9.4 million, or $6.9 million after taxes, of transaction related costs associated with the acquisition of Miller Electric Company (“Miller Electric”), which closed during the first quarter of 2025. Excluding these transaction costs, non-GAAP net income for the first nine months of 2025 was $845.2 million, or $18.68 per diluted share.

Operating income for the first nine months of 2025 was $1.14 billion, or 9.1% of revenues, compared to operating income of $956.3 million, or 8.9% of revenues, for the first nine months of 2024. Excluding the previously referenced transaction costs associated with the Miller Electric transaction, non-GAAP operating income for the first nine months of 2025 was $1.15 billion, or 9.2% of revenues. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $136.4 million and $98.4 million for the first nine months of 2025 and 2024, respectively.

Refer to the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

Selling, general and administrative expenses totaled $1.25 billion, or 10.0% of revenues, for the first nine months of 2025, compared to $1.05 million, or 9.7% of revenues, for the first nine months of 2024.

The Company's income tax rate for the first nine months of 2025 was 26.7%, compared to 27.0% for the first nine months of 2024.

 – MORE –

EMCOR Reports Third Quarter 2025 Results	Page 3

Mr. Guzzi continued, “We have performed extremely well during the first nine months of 2025 with year-over-year revenue growth of 15.5%, a 19.2% increase in operating income, and an operating margin in excess of 9%. We are executing well across numerous sectors where demand for our services persists, bolstered by long-term underlying secular trends. Our Electrical and Mechanical Construction segments continue to drive our overall performance with combined year-to-date revenue growth of 23.3% and a combined operating margin of 12.4%. Our performance is further supported by our organic investments in virtual design construction technologies and prefabrication capabilities, which have increased our productivity and efficiency. As we progress to the end of the year, we remain focused on executing for our customers while delivering for our shareholders."

Full-Year 2025 Guidance

Based on the momentum the Company has experienced year-to-date, while adjusting for the anticipated sale of the U.K. Building Services segment in the fourth quarter, EMCOR currently expects the following for the full year 2025.

	Current Guidance (10/30/25)	Previous Guidance (7/31/25)
Revenues	$16.7 billion – $16.8 billion	$16.4 billion – $16.9 billion
Non-GAAP Operating Margin*	9.2% – 9.4%	9.0% – 9.4%
Non-GAAP Diluted EPS*	$25.00 – $25.75	$24.50 – $25.75
* Excludes transaction costs related to the acquisition of Miller Electric and pending sale of EMCOR UK, as well as anticipated gain from sale of EMCOR UK.

Third Quarter 2025 Earnings Conference Call Information

EMCOR Group's third quarter conference call will be broadcast live via the internet today, Thursday, October 30, at 10:30 AM Eastern Daylight Time and can be accessed through the Company's website at www.emcorgroup.com.

About EMCOR

A Fortune 500 company and a member of the S&P 500, EMCOR Group, Inc. is a leader in mechanical and electrical construction services, industrial and energy infrastructure, and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors on the landing page of the Company's website and in the “Investor Relations” section of the website at www.emcorgroup.com/investor-relations. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

 – MORE –

EMCOR Reports Third Quarter 2025 Results	Page 4

Forward Looking Statements:

This release and related presentation contain forward-looking statements. Such statements speak only as of October 30, 2025, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements include statements regarding anticipated future operating and financial performance; financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; the timing of future projects; our ability to support organic growth and balanced capital allocation, including the anticipated impact of our strategic investments; the financial and operational impact of acquisitions and/or dispositions, including the acquisition of Miller Electric Company and pending sale of EMCOR UK and the anticipated use of proceeds from such sale; our competitiveness, market opportunities, and growth prospects; customer trends; and project mix. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; domestic and international political developments and/or conflicts; changes in the specific markets for EMCOR’s services; weakness of the sectors from which we generate revenues; adverse business conditions; scarcity of skilled labor; productivity challenges; the nature and extent of supply chain disruptions impacting availability and pricing of materials; inflationary trends, including fluctuations in energy costs; the impact of legislation and/or government regulations; adverse effects from the U.S. government shutdown; changes in foreign trade policy including the effect of tariffs; changes in interest rates; the lack of availability of adequate levels of surety bonding; increased competition; the impact of legal proceedings, claims, lawsuits, or governmental investigations; and unfavorable developments in the mix of our business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2024 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating our business, including any forward-looking statements.

Non-GAAP Measures:

This release and related presentation also include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

In addition, forecast non-GAAP diluted earnings per share and non-GAAP operating margin for full-year 2025 are forward-looking non-GAAP financial measures. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP on a forward-looking basis because such reconciliations are not accessible with reasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of adjustments such as transaction costs or gains/losses arising from such transactions that impact comparability and the periods in which such items may be recognized.
 – MORE –

EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the quarters ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Revenues	$4,301,529	$3,696,924	$12,473,301	$10,796,097
Cost of sales	3,466,216	2,962,198	10,081,499	8,788,061
Gross profit	835,313	734,726	2,391,802	2,008,036
Selling, general and administrative expenses	429,617	371,188	1,252,138	1,051,737
Operating income	405,696	363,538	1,139,664	956,299
Net periodic pension income	56	227	165	670
Interest income, net	1,838	8,312	3,985	21,959
Income before income taxes	407,590	372,077	1,143,814	978,928
Income tax provision	112,217	101,814	305,604	263,944
Net income	$295,373	$270,263	$838,210	$714,984

Basic earnings per common share	$6.59	$5.83	$18.59	$15.27

Diluted earnings per common share	$6.57	$5.80	$18.53	$15.21

Weighted average shares of common stock outstanding:
Basic	44,794,790	46,394,857	45,078,735	46,829,458
Diluted	44,968,308	46,588,760	45,238,610	47,016,072

Dividends declared per common share	$0.25	$0.25	$0.75	$0.68

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$655,104	$1,339,550
Accounts receivable, net	4,104,811	3,577,537
Contract assets	313,910	284,791
Inventories	105,408	95,667
Prepaid expenses and other	117,426	91,644
Assets held for sale	161,164	—
Total current assets	5,457,823	5,389,189
Property, plant, and equipment, net	235,467	207,489
Operating lease right-of-use assets	397,473	316,128
Goodwill	1,359,323	1,018,415
Identifiable intangible assets, net	1,056,913	648,180
Other assets	133,271	137,072
Total assets	$8,640,270	$7,716,473
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,039,829	$937,087
Contract liabilities	2,144,210	2,047,540
Accrued payroll and benefits	885,120	751,434
Other accrued expenses and liabilities	277,681	336,555
Operating lease liabilities, current	95,844	81,247
Liabilities held for sale	136,765	—
Total current liabilities	4,579,449	4,153,863
Operating lease liabilities, long-term	328,776	261,575
Other long-term obligations	395,532	362,341
Total liabilities	5,303,757	4,777,779
Equity:
Total EMCOR Group, Inc. stockholders’ equity	3,335,398	2,937,657
Noncontrolling interests	1,115	1,037
Total equity	3,336,513	2,938,694
Total liabilities and equity	$8,640,270	$7,716,473

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2025 and 2024
(In thousands) (Unaudited)

	2025	2024
Cash flows - operating activities:
Net income	$838,210	$714,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,426	41,799
Amortization of identifiable intangible assets	86,967	56,559
Provision for credit losses	5,402	12,585
Non-cash share-based compensation expense	16,742	16,170
Other reconciling items	2,642	(7,893)
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(221,730)	104,198
Net cash provided by operating activities	777,659	938,402
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(900,496)	(189,208)
Proceeds from sale or disposal of property, plant, and equipment	3,608	2,765
Purchases of property, plant, and equipment	(80,831)	(57,244)
Net cash used in investing activities	(977,719)	(243,687)
Cash flows - financing activities:
Proceeds from revolving credit facility	525,000	—
Repayments of revolving credit facility	(525,000)	—
Repayments of finance lease liabilities	(2,082)	(2,144)
Dividends paid to stockholders	(33,832)	(31,884)
Repurchases of common stock	(432,165)	(405,425)
Taxes paid related to net share settlements of equity awards	(14,054)	(12,095)
Issuances of common stock under employee stock purchase plan	—	943
Payments for contingent consideration arrangements	(12,038)	(4,427)
Distributions to noncontrolling interests	(856)	—
Net cash used in financing activities	(495,027)	(455,032)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	11,009	7,377
(Decrease) increase in cash, cash equivalents, and restricted cash	(684,078)	247,060
Cash, cash equivalents, and restricted cash at beginning of year (1)	1,340,395	789,750
Cash, cash equivalents, and restricted cash at end of period (2)	$656,317	$1,036,810
_________
(1)Includes $0.8 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheet as of December 31, 2024.
(2)Includes $1.2 million of restricted cash classified as "Assets held for sale" in the Consolidated Balance Sheet as of September 30, 2025 and $1.3 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheet as of September 30, 2024.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages) (Unaudited)

	For the quarters ended September 30,
	2025	% of Total	2024	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,285,269	30%	$845,030	23%
United States mechanical construction and facilities services	1,779,279	41%	1,662,211	45%
United States building services	813,879	19%	796,923	21%
United States industrial services	286,914	7%	286,410	8%
Total United States operations	4,165,341	97%	3,590,574	97%
United Kingdom building services	136,188	3%	106,350	3%
Consolidated revenues	$4,301,529	100%	$3,696,924	100%

	For the nine months ended September 30,
	2025	% of Total	2024	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$3,713,360	30%	$2,409,735	22%
United States mechanical construction and facilities services	5,107,139	41%	4,745,057	44%
United States building services	2,349,761	19%	2,359,191	22%
United States industrial services	926,988	7%	964,510	9%
Total United States operations	12,097,248	97%	10,478,493	97%
United Kingdom building services	376,053	3%	317,604	3%
Consolidated revenues	$12,473,301	100%	$10,796,097	100%

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages) (Unaudited)

	For the quarters ended September 30,
	2025	% of Segment Revenues	2024	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$145,200	11.3%	$119,118	14.1%
United States mechanical construction and facilities services	229,296	12.9%	214,831	12.9%
United States building services	59,390	7.3%	55,562	7.0%
United States industrial services	6,292	2.2%	3,292	1.1%
Total United States operations	440,178	10.6%	392,803	10.9%
United Kingdom building services	7,563	5.6%	5,497	5.2%
Corporate administration	(42,045)	—	(34,762)	—
Consolidated operating income	405,696	9.4%	363,538	9.8%
Other items:
Net periodic pension income	56		227
Interest income, net	1,838		8,312
Income before income taxes	$407,590		$372,077

	For the nine months ended September 30,
	2025	% of Segment Revenues	2024	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$438,901	11.8%	$299,284	12.4%
United States mechanical construction and facilities services	654,780	12.8%	578,991	12.2%
United States building services	145,858	6.2%	135,860	5.8%
United States industrial services	12,633	1.4%	34,004	3.5%
Total United States operations	1,252,172	10.4%	1,048,139	10.0%
United Kingdom building services	20,975	5.6%	16,651	5.2%
Corporate administration	(133,483)	—	(108,491)	—
Consolidated operating income	1,139,664	9.1%	956,299	8.9%
Other items:
Net periodic pension income	165		670
Interest income, net	3,985		21,959
Income before income taxes	$1,143,814		$978,928

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter and nine months ended September 30, 2025.

	For the quarter ended September 30, 2025		For the nine months ended September 30, 2025
	$	%	$	%
GAAP revenue growth	$604,605	16.4%	$1,677,204	15.5%
Incremental revenues from acquisitions	(306,595)	(8.3)%	(887,825)	(8.2)%
Organic revenue growth, a non-GAAP measure	$298,010	8.1%	$789,379	7.3%

EMCOR GROUP, INC.
RECONCILIATION OF OTHER NON-GAAP MEASURES
(In thousands, except for percentages and per share data) (Unaudited)
In our press release, we provide non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per common share for the nine months ended September 30, 2025. The following tables provide a reconciliation between these amounts determined on a non-GAAP basis and the most directly comparable GAAP measures.

	For the nine months ended September 30,
	2025	2024
GAAP operating income	$1,139,664	$956,299
Transaction expenses related to the acquisition of Miller Electric	9,353	—
Non-GAAP operating income, excluding Miller Electric transaction expenses	$1,149,017	$956,299

	For the nine months ended September 30,
	2025	2024
GAAP operating margin	9.1%	8.9%
Transaction expenses related to the acquisition of Miller Electric	0.1%	—%
Non-GAAP operating margin, excluding Miller Electric transaction expenses	9.2%	8.9%

	For the nine months ended September 30,
	2025	2024
GAAP net income	$838,210	$714,984
Transaction expenses related to the acquisition of Miller Electric	9,353	—
Tax effect of transaction expenses related to the acquisition of Miller Electric	(2,410)	—
Non-GAAP net income, excluding Miller Electric transaction expenses	$845,153	$714,984

	For the nine months ended September 30,
	2025	2024
GAAP diluted earnings per common share	$18.53	$15.21
Transaction expenses related to the acquisition of Miller Electric	0.20	—
Tax effect of transaction expenses related to the acquisition of Miller Electric	(0.05)	—
Non-GAAP diluted earnings per common share, excluding Miller Electric transaction expenses	$18.68	$15.21

# # #